Exhibit 10.6

Agreement on Joint Game Operation

Party A’s agreement number:

Party B’s agreement number: 1815202YX0026

This Agreement is executed in Beijing on [March] [11], [2015] by and between the following parties:

Shanghai Jump Network Technology Co. Ltd. (hereinafter referred to as “Party A”)

Registered address: Room 1007, Building 5, 555 Dongchuan Road, Minhang District, Shanghai

Beijing Baidu Netcom Science & Technology Co., Ltd. (hereinafter referred to as “Party B”)

Registered address: 10 Shangdi 10th Street, Haidian District, Beijing

Whereas:

A: Party A as a limited liability company established and validly existing in accordance with Chinese laws is the developer or operator of the web game hereunder, and owns all intellectual property rights in full force and effect to the game. Party A’s signatory has obtained the approval and authorization by Party A.

B: Party B as a limited liability company established and validly existing in accordance with Chinese laws is a well-known internet media and service provider in China; Party B’s websites are: http://www.baidu.com/ and http://game.skycn.com/. Party B’s signatory has obtained the approval and authorization by Party B.

In order to jointly explore the online game market and provide users with more relevant services, both Parties are willing to conduct cooperation in respect of joint operation of online games on the basis of giving play to their respective advantages, equality and benefit sharing. Through friendly negotiation, both Parties have agreed on relevant matters and agree to comply with the following terms:

I. Definitions

1.1 Licensed game: means the simplified Chinese version of “300 Heroes”, a game played on its clients for which a license is granted to Party B for joint operation under the conditions provided for herein, and future updates, upgrades, patches, sequels and new versions thereof (hereinafter referred to as the “Game”). The name thereof stated on the Computer Software Copyright Registration Certificate is “300 Heroes”.

Page 1 / 14

1.2 Works of game elements: mean single works separated from the Game, which may be used alone. They are an integral part of the Game, including without limitation the words, plots, background, actor’s lines, scenarios, characters, props, patterns, icons, programs, music, videos, special effects, animations, dances, layout and interface design therein.

1.3 Game currencies: mean virtual props used by users in the course of the Game, which may only be used for direct use or the purchase of designated virtual props and other items in the Game.

1.4 Official operation: the official operation of a game means the offer of the game on Party B’s website upon the completion of technical supports and tests at the early stage. As of the date thereof, a user may log on to the game via his/its account registered with Party B, create characters and enjoy services in the game, and top up game currency via Party B’s top-up service.

1.5 Game top-up: means top-up in RMB, or via Baidu tickets or Baidu Tieba T-beans on Party B’s website, or by other means for to get game currencies.

1.6 Operating earnings: mean the RMB amount corresponding to the total amount of game currencies topped up by users via Party B’s channels upon the official operation of the Game, including earnings brought about by new users of Party B’s client and those generated by authorized logging on to Party A’s client via users’ accounts with Party B. The operating earnings shall be denominated in RMB.

1.7 Channel costs: means commissions and fees payable to third parties other than Party B, which are incurred by Party B as a result of its sale and provision of game services for users via its online payment and consumption system. Party A is not required to bear any channel cost.

1.8 Separate-server mode: Party A shall open a separate server for Party B’s users to access.

1.9 Multiple-servers mode: Party A shall open all of its self-run servers for Party B’s users to access at their discretion.

1.10 Licensed territory: the scope of territory to which this Agreement applies is limited to the mainland of the People’s Republic of China, excluding Hong Kong, Macao and Taiwan.

II. Cooperation Items

2.1 Party A shall grant Party B the following licenses in relation to the Game within the licensed territory:

a) Party A authorizes Party B to demonstrate and display the software and files of the Game and the duplicate thereof, and to sell, market and distribute directly or by means of paid channels the same to end users via distributors or the internet.

Page 2 / 14

b) Party A authorizes Party B to set up a special area for joint operation, and use source materials provided by Party A in relation to the Game for the operation and promotion thereof.

c) Unless otherwise provided for herein, Party A authorizes Party B to reasonably use the names and trademarks of the Game and those of Party A in operation services and relevant promotional activities regarding the Game.

2.2 Party B shall provide an interface to its website pass authentication system, Party A shall provide relevant versions of the Game for the cooperation hereunder, and both Parties shall jointly provide technical support for realization of the function of account access. Upon the official operation of the Game, Party A will provide game servers in the multiple-servers mode and R&D and technical support services in respect of the Game per se; Party B may publicize and promote the Game via its website or other publicity channels, and shall provide users with services for account registration, logging on to the Game, and Game top-ups. Both Parties shall distribute the earnings from the operation of the Game in accordance with the provisions hereof.

2.3 During the term hereof, Party B’s users may exchange their Baidu tickets and Tieba T-beans at Party B’s website for Game currencies. The exchange rate among RMB and Baidu tickets and Game currencies shall be 1:1:1, whereas that among Tieba T-beans and Game currencies shall be 1:1000:1.

2.4 Party A shall provide Party B with an independent Game client (hereinafter referred to as “Party B’s client”) for new players entering the Game via Party B’s platform to log on to the Game preferentially in the capacity of Party B’s user.

III. Rights and Obligations of Party A

3.1 Party A shall be responsible for obtaining all government approvals, consents, permissions, authorization, declarations, filing and registration in relation to the Game, applying for the document approving the publication of the Game, and handling other relevant matters. Party A shall have all qualifications required for the operation of the Game, which include but are not limited to the ICP license, the document approving the publication of the Game, and declaration for the filing of online game products with the Ministry of Culture, and independently bear all losses resulting from any lack of such qualifications. Party A warrants that the software and name of the Game and works of game elements are in compliance with Chinese laws and regulations, and do not infringe upon any copyright, Chinese patents or trademarks or other legitimate rights (including without limitation intellectual property rights) of any third party, that Party B’s use of the Game provided by Party A will not constitute any infringement upon any right of any third party, and that the Game does not carry any virus, Trojan, or other evil programs or codes. Where any third party requests Party B to undertake liability for infringement or other corresponding liabilities as a result of Party A’s violation of any of the aforesaid warranties and undertakings, Party A shall bear corresponding liabilities determined in the judgment (verdict) rendered by relevant judicial or administrative authority or the reconciliation document.

Page 3 / 14

3.2 Party A shall be responsible for the research, development, improvement, upgrade, technical maintenance and online management of the Game and version update and customer service in relation thereto. Party A shall in a timely manner provide Party B with the upgraded and improved versions of the Game, undertake to notify Party B thereof in writing (including by email) within 5 working days prior to any update of the Game version, and provide Party B with operational and technical support as agreed to.

3.3 Party A may not include in the Game any content:

a) in violation of any fundamental principles determined by the constitution;

b) jeopardizing national unity, sovereignty and territorial integrity;

c) leaking state secrets, endangering national security, or impairing national honor and interests;

d) inciting ethnic hatred and discrimination, undermining ethnic solidarity, or harming ethnic customs and habits;

e) publicizing evil cults or superstitions;

f) spreading rumors, disturbing social order or undermining the social stability;

g) propagating obscenity, pornography, gambling or violence or instigating crimes;

h) insulting or slandering others, or infringing upon others’ legitimate rights and interests;

i) in violation of social ethics; or

j) containing any other content prohibited by laws, administrative regulations or state provisions.

3.4 Party A shall provide free of charge as provided for herein the Game and relevant documentation, including but not limited to: (i) game files and all kinds of source materials and data required for page building in the special area for joint operation; (ii) updates to Game versions, including bug fixes, supplementary content, system improvements, and etc.; (iii) source materials for making documents, pictures, videos and other files for publicity and promotion; (iv) other materials required for joint operation or promotion of the Game by both Parties.

3.5 Party A has the obligation to provide on a regular basis material objects or virtual items in support of relevant operation activities of Party B. The specific details thereof shall be subject to separate negotiation by and between both Parties.

3.6 Party A undertakes to treat its users and Party B’s users equally in all respects, including but not limited to activities, top-ups and services, and that it will not take the initiative to attract by any means, including without limitation special activities and making difficulties in services, Party B’s users to become Party A’s users.

Page 4 / 14

3.7 Party A shall, in case of any top-up promotional activity, notify Party B in writing 5 working days in advance. Unless otherwise notified in writing by Party B, Party B’s users shall be entitled to the same preferential treatment enjoyed by Party A’s users in the top-up activity.

3.8 Party A shall, upon receipt of Party B’s request for technical support, assistance and services in relation to the operation and functions of the Game, give a replay within 2 working days. Party A shall make reasonable efforts as soon as possible to clear any failure or vulnerability arising during the use of the Game.

3.9 Party A shall be responsible for providing enough servers and sufficient bandwidth required for the operation of the Game in mainland China, and ensure the well functioning of hardware, smooth network, and the security of the software and hardware of the servers during the term hereof.

3.10 Party A shall be liable for regularly conducting upgrading and maintenance of the Game and providing relevant support services, and shall notify Party B 5 working days in advance of the time schedule for regular maintenance and support services; the time of shutdown shall be a fixed time at deep night. With respect to maintenance and support services caused by emergencies, Party B shall notify Party A in writing within one working day upon the completion thereof.

3.11 Any server consolidation by Party A shall be subject to written notice to Party B at least 15 working days in advance and written confirmation by Party B.

3.12 In respect of problems or security holes seriously affecting users’ experience which are caused by reasons other than the users’ own factors, upon notification by Party B, Party A shall give responses within 10 minutes (during working hours), and complete repair within a time limit no longer than 24 hours. With respect to non-security-related bugs or problems which do not obviously affect users’ experience, Party A shall reply within 24 hours to Party B’s repair plan, and conduct repair as planned (circumstances seriously affecting users’ experience include but are not limited to: 1. users are unable to access the Game; 2. users are unable to log on to the Game; 3. users are unable to experience the Game or play the Game as usual; 4. server failure occurs or users are unable to log on to and experience the Game prior to or after the prescribed starting of servers or activities; 5. other similar events).

3.13 Except for active downtime for maintenance on a regular basis, in case of the occurrence of service unavailability or any circumstance seriously affecting users’ experience (in which case Party A fails to conduct repair as provided for in Article 3.12 hereof) for the first time in a month, both Parties may conduct negotiation. Where the negotiation fails or such circumstances occur more than two times in a month, Party B may notify Party A in writing to terminate this contract, and Party A shall bear all losses suffered by Party B as result thereof (including but not limited to complaints filed by, return of funds to or compensations to users or partners).

Page 5 / 14

3.14 Party A shall be liable for not disclosing to any third party the ratio of profit distribution between and the revenues of both Parties, except for disclosure in cooperation with competent state authorities as required thereby ex officio or to intermediaries in accordance with the provisions of laws, regulations and normative documents or at the request of securities regulatory authorities.

3.15 Party A may not by any illegal means get any of Party B’s user data (including without limitation users’ real name, ID card number, credit card, address, landline telephone, mobile number, email, or other identity information). Where Party A has got any of Party B’s user data as a result of handling any account stealing problems, Party A shall strictly comply with its confidentiality obligations, and may not by any means leak or use such user data. Party A shall be responsible for handling any complaint, dispute, lawsuit or claim filed by any third party arising from Party A’s illegal access, leakage or use of Party B’s user data, and compensating users and Party B for all losses incurred as a result thereof.

3.16 Party A may not bind any Party B’s client it provides for Party B with any other software; otherwise Party B shall have the right to terminate cooperation.

IV. Rights and Obligations of Party B

4.1 Party B shall have legal qualifications to operate the Game jointly with Party A, sufficient technical strength and adequate staffs, and the capacity to operate and promote the Game.

4.2 Party B shall provide such interface documentation as the technical standards for and the instructions for use of the interfaces for Game logon and charging, so that Party A may conduct technical development as required thereby.

4.3 Party B will cooperate with Party A in setting up a special area for the production, maintenance and joint operation of the Game, provide access to the Game on Party B’s website, and conduct such activities as introducing, releasing news on and publicizing the Game. Party A shall provide source materials for Game operation, so as to facilitate Game promotion by Party B.

4.4 Party B shall be responsible for authorizing the account system and top-up system in respect of the Game on Party B’s website, so that a user may use his/its account with Party B to register a Game account and log on to the Game, and use Party B’s top-up system to top up the account.

Page 6 / 14

4.5 Party B shall be liable for providing sales, channel establishment, top-up, exchange and other services with respect to virtual currency, and bearing channel costs.

4.6 Party B shall provide customer services in relation to Game operation, which shall include but are not limited to: providing solutions to problems and settling disputes in relation to user login, exchange of game currencies, common problems in the Game, basic rules of the Game, game props, game top-ups, user account management which arise in the course of Game operation. Where any customer service involves any content of the Game and Party B is unable to solve the corresponding problem on its own, Party A may, as the case may be, render or designate a third party to render relevant cooperation.

4.7 Party B shall send to Party A mails on the statistics of the monthly operating earnings, ensure that the data are completely authentic and reliable, and bear all liabilities for the provision of any misinformation.

4.8 Party B shall pay Party A relevant fees in time and by means as provided for herein.

4.9 Party B shall be liable for not disclosing to any third party the ratio of profit distribution between and the revenues of both Parties, except for disclosure in cooperation with competent state authorities as required thereby ex officio or to intermediaries in accordance with the provisions of laws, regulations and normative documents or at the request of securities regulatory authorities.

4.10 Party B may not in the course of publicity and promotion engage in any of the following activities:

a) Vulgar propaganda: Party B may not include in its self-made promotional materials any pornographic, violent, vulgar, feudal or superstitious content, or any other content in violation of state laws and regulations;

b) Exaggerated advertisement: Party B may not use in publicity and promotion such words as Game version 2, private server, upgraded version and the only designated official website which are manifestly not in line with the facts.

4.11 Party B may purchase search keywords in relation to the Game for promotion and publicity of its search engine (excluding brand zones).

V. Profit Distribution

5.1 As of the official operation of the Game, both Parties will distribute operating earnings in the following way:

A: Where the monthly income is less than RMB 3,000,000 Yuan, Party A: 50%, Party B: 50%;

Page 7 / 14

B: Where the monthly income is not less than RMB 3,000,000 Yuan, Party A: 45%, Party B: 55%.

5.2 In case there is any dispute between both Parties as to the statistical data of the operating earnings, if the discrepancy in the statistical data of both Parties is not more than 3‰, or less than RMB 10,000 Yuan (calculated based on statistical date of Party B), Party B’s statistical data shall prevail; if the discrepancy exceeds 3‰, or is not less than RMB 10,000 Yuan (calculated based on statistical date of Party B), both Parties shall conduct re-check to find out the reasons, and solve the same in a timely manner within [5] working days.

5.3 After the Game is officially put into operation and fees are charged from its users, Party B shall on a monthly basis pay Party A its share of earnings. The settlement period shall be from 10:00 on the 1st day of every month to 24:00 on the last day of the same month.

5.4 Party B shall, within 5 working days as of the start of every month, provide Party A with a data report, which shall be confirmed by Party A within 3 working days. Where Party A fails to give any reply with respect thereto within 3 working days, it shall be deemed that no objection has been raised in respect thereof. Both Parties shall use the data report as the basis for final settlement. Party A shall provide in advance a formal invoice or, if Party A falls under taxpayers who shall pay VAT in lieu of business tax, issue a VAT special invoice. Party B shall make payment to Party A by T/T within 20 working days upon receipt of the invoice. Where payment by Party B is delayed for Party A fails to provide any invoice or the invoice provided by Party A is not qualified, Party B shall not be deemed to have breached this contract.

5.5 Party A’s account for receiving payments: Shanghai Jump Network Technology Co. Ltd.

Bank account number: 121909628910801

Opening bank: Zhangjiang Sub-branch, China Merchants Bank

Account name: Shanghai Jump Network Technology Co. Ltd.

Where there is any change to Party A’s account information, Party A shall notify Party B in writing 10 working days in advance, otherwise any loss caused as a result thereof shall be borne by Party A by itself.

5.6 Both Parties shall respectively pay taxes payable by itself as provided for by laws and regulations.

Page 8 / 14

5.7 Where as of the [1st] month upon the official operation of the Game, the operating earnings of any month is not more than RMB 10,000 Yuan, Party B may, as of the same month, suspend settlement, until: (i) the operating earnings of any month thereafter is more than RMB 10,000 Yuan; or (ii) the accumulated earnings which have not been settled are more than RMB 30,000 Yuan. For circumstances meeting the above conditions where settlement is resumed, both Parties shall, within the normal statistics and settlement period of the month after the end of the settlement period, conducted unified statistics and confirmation of the previous accumulated outstanding payments and the operating earnings of the previous settlement period, and complete settlement payment. Where settlement still has not been resumed by the time the servers of the Game are shut down, the accumulated amount for which settlement is suspended shall firstly be used for return of funds and compensations to the users and the handling of other matters after the termination and then, if there is any amount left, be paid by Party B to Party A according to the sharing ratio as provided for herein; if the amount is insufficient to cover the return of funds and compensations to the users and the handling of other matters, Party A shall, within 5 working days upon receipt of a written notice by Party B, pay Party B the amount that shall be borne by Party A according to the sharing ratio as provided for herein upon the deduction of the settlement amount.

VI. Representations, undertakings and warranties

Both Parties hereby represent, undertake and warrant to each other that:

6.1 It is authorized to execute this Agreement and is able to perform its obligations hereunder;

6.2 It will execute all documents and take all actions required for the implementation of the terms hereof;

6.3 The agreements signed by it are in compliance with laws and regulations currently in force, and do not infringe upon any legitimate rights and interests of any third party;

6.4 Unless otherwise provided for herein, the execution hereof and the implementation of the terms hereof will not result in any violation, cancellation or termination of any terms and conditions of or constitute any breach of contract under any agreement, commitment, or other official documents, or violate any provisions of any law or any management authority or government organization or any judgment, decree or provisions of any court, management authority or government organization which have a great effect on its business operation;

VII. Term and Termination

7.1 This Agreement shall take effect as of the date of execution hereof and be valid for two years.

7.2 This Agreement is made in duplicate, with each Party holding one copy respectively, both of which shall be equally authentic.

Page 9 / 14

7.3 Any amendment hereto shall be subject to consent by both Parties and the execution of a supplementary agreement.

7.4 Early termination hereof shall not affect the non-breaching Party’s right of requesting the breaching Party to compensate it for its losses.

a) In case of bankruptcy, liquidation or change of actual controller of either Party, the other Party may terminate this Agreement by giving a prior written notice.

b) Where it has been impossible for the Game to operate normally for more than 15 days due to any flaw in any of Party A’s rights to or qualifications for the Game or any violation of any laws, regulations or policies of the People’s Republic of China, Party B shall have the right to terminate the cooperation hereunder by notifying Party A in writing.

7.5 In case of early termination or dissolution hereof due to whatever reasons, Party A shall provide Party B with a buffer period of at least two months (60 days) as of the date of shutdown of the payment channels for the handling of relevant matters after the termination of the operation of the Game. Party B shall release a public announcement to its users on the user login page of the Game at least 60 days in advance, specifying that Party B will shut down the payment channels 60 days prior to and will terminate the operation of the Game on Party B’s platforms on the date of expiry of the aforesaid term of joint operation. Party A shall cooperate with Party B in handling relevant matters after the termination of the operation.

7.6 Where after this Agreement is terminated upon expiry of the term hereof or due to any reason not attributable to the fault of either Party, any funds shall be returned and/or any compensation shall be paid to any users, such funds shall be returned and/or such compensation shall be paid by Party B to the users in accordance with the provisions of laws currently in force, and after that both Parties shall share the amount of such return and/or compensation according to the sharing ratio determined in accordance hereof in the month preceding the termination hereof. The return of funds and/or other compensations to users of the Game shall be borne by Party B if this Agreement is terminated for any reason on the part of Party B without any breach of contract by Party A, or by Party A after the advance payment of such funds or compensation by Party B to the users if this Agreement is terminated for any reason on the part of Party A without any breach of contract by Party B or, if both Parties have faults, be shared by both Parties in proportion to their faults.

Page 10 / 14

VIII. Breach of Contract and Compensation

8.1 Either Party’s direct or indirect violation of any terms hereof or failure to assume any of its obligations hereunder or failure to do so in time or in full shall constitute breach of contract, in which case the non-breaching Party may by written notice requesting the breaching Party to make corrections and take adequate, timely and effective measures to eliminate the consequences thereof, and compensate the non-breaching Party for losses suffered thereby as a result thereof; if the breaching Party fails to do so, the non-breaching Party shall have the right to terminate this Agreement.

8.2 Where upon the occurrence of any breach of contract, the non-breaching Party reasonably and objectively determines that the breach of contract has made the performance by the non-breaching Party of its obligations hereunder impossible or unfair, the non-breaching Party may inform the breaching Party in writing that it will temporarily suspend its performance of corresponding obligations hereunder, until the breaching Party cease the breach of contract, take adequate, timely and effective measures to eliminate the consequences thereof, and compensate the non-breaching Party for losses suffered thereby as a result thereof.

8.3 The losses of the non-breaching Party for which the breaching Party shall make compensations include all losses suffered and reasonable costs incurred by the non-breaching Party as a result of the breaching Party’s breach of contract, including without limitation lawyer’s fees, litigation and arbitration costs and travel expenses.

8.4 Where both Parties violate the provisions hereof, they shall respectively undertake corresponding liabilities.

IX. Information Disclosure and Confidentiality

9.1 Disclosure of material information and communication and understanding about disputes between both Parties during the term of cooperation: where any dispute arises or any disclosure of relevant material information is required during the course of cooperation, both Parties shall firstly actively seek consensus through communication and negotiation, the disclosure, adoption and representation of relevant material information shall be subject to permission by both Parties, and both Parties shall in all respects consciously maintain the brand value and safeguard the interests of each other.

9.2 Either Party shall keep confidential the trade secrets and other confidential data and information of the other Party (hereinafter referred to as the “Confidential Information”) it becomes aware of or has access to as a result of execution or implementation hereof; without written consent by the other Party, neither Party may leak, give or transfer such information to any third party, unless required by relevant laws, regulations, government authorities, securities exchanges or other regulatory authorities, or it is disclosed by any legal, accounting, business or other consultant or authorized employee of both Parties in order to perform his/her job duties.

9.3 This confidentiality clause shall be effective from the date of effectiveness hereof to five years after the termination of the cooperation between both Parties.

Page 11 / 14

X. Intellectual Property Rights

10.1 Both Parties warrant that they respectively own all rights, qualifications and authorizations required for the implementation hereof and independently bear impacts and losses that may arise therefrom. Party A shall, at the time of execution hereof, provide Party B with materials in relation to its rights to the Game and relevant licenses.

10.2 The title and all intellectual property rights to the access and exchange interfaces during the cooperation hereunder and the query tools and authority provided by either Party (including but not limited to software source codes and communication protocols, technical data, technical solutions and brands) shall be owned by their providers respectively. The non-provider may not leak or infringe upon the provider’s legitimate rights and interests (including without limitation disassembling, decompiling, tracking, replicating or otherwise obtaining the intermediate results).

10.3 Unless required by work as provided for herein, without the prior written consent by the other Party, neither Party may without authorization use or copy any trademark, sign, business information, technology or other data of the other Party.

XI. Force Majeure

11.1 “Force majeure” shall refer to any events which are beyond the reasonable control of and cannot be foreseen by or, even if can be foreseen, cannot be avoided by both Parties. Such events make it become impossible for either Party to perform all or part of its obligations hereunder. They include but are not limited to government acts, policy changes, earthquakes, typhoons, floods, fires or other natural disasters, wars, or other similar events. In view of the special nature of the internet, force majeure shall also include the following circumstances which affect the normal operation thereof:

a) hacker attacks;

b) significant impacts caused by technical adjustment by the telecommunication authority;

c) temporary shutdown due to government regulation;

d) virus attacks.

11.2 In case of any failure to perform or delay in the performance of this contract in full or in part due to force majeure, neither Party shall be required to bear any liability for breach of contract, provided that the Party affected by the force majeure shall in a timely manner notify the other Party of relevant circumstances, and take active and effective measures to minimize losses caused to the other Party as a result of such failure or delay.

Page 12 / 14

XII. Entirety and Severability

12.1 This Agreement constitutes the entire agreement between both Parties with respect to the matters provided for herein and other relevant matters, and supersedes all agreements entered into by and between both Parties in respect of such matters prior to the execution hereof.

12.2 There are no other understandings, obligations, representations and warranties other than those provided for herein, and no other rights are granted to both Parties other than those specified herein.

XIII. Dispute Settlement and Applicable Laws

13.1 Where any dispute between both Parties arises from any terms hereof or the implementation thereof, both Parties shall firstly conduct friendly negotiation; if such negotiation fails, both Parties shall submit the dispute to the people’s court at the place where Party B’s domicile is located for settlement through litigation.

13.2 The conclusion, implementation and interpretation hereof and the settlement of disputes in respect hereof shall all be governed by Chinese laws.

XIV. Contact Information

Party A: Shanghai Jump Network Technology Co. Ltd.

Correspondence address: Room 318, Building No. 2 (South Tower), 2966 Jinke Road, Pudong, Shanghai

Contact person: Zhou Zhongyun

Contact number: 021-51312188-8009

Fax: 021-51312199

Email: zhouzhongyun@jumpw.com; xuzhiyang@jumpw.com

Party B: Baidu Netcom Science & Technology Co., Ltd.

Correspondence address: Capital Space, Zhongguancun Software Park, Dongbeiwang West Road, Haidian District, Beijing

Contact person: Luo Jinli

Contact number: 18612541838

Fax:

Email: luojinli@baidu.com

14.1 Written notices regarding the dissolution hereof, the termination of the Game or other material matters shall be sent to the above correspondence addresses, and the communication and confirmation of issues during the cooperation between both Parties shall be conducted by mail.

14.2 In case of any change of contact information on the part of either Party, such Party shall notify the other Party in writing 10 working days in advance, otherwise it shall bear all losses incurred as a result thereof.

Page 13 / 14

Party A: Shanghai Jump Network Technology Co. Ltd.

Seal: (Seal: Shanghai Jump Network Technology Co. Ltd.

                   Special Seal for Contract)

Signature (legal representative/authorized representative):

Date:

Party B: Baidu Netcom Science & Technology Co., Ltd.

Seal: (Seal: Baidu Netcom Science & Technology Co., Ltd.

                   Special Seal for Contract)

Signature (legal representative/authorized representative): (Signature)

Date:

Page 14 / 14